EXHIBIT 10.10

                          HEWLETT-PACKARD (CANADA) LTD.
                                 OFFER TO LEASE
                                SUMMEDIA.COM INC.


                                 March 28, 2000


         On the basis of the financial statements and other information provided by SUMMEDIA.COM INC. (the "Corporation") to HEWLETT-PACKARD (CANADA) LTD. (the 'Lessor") in connection with a request for a lease facility (the "Facility"), the Lessor is prepared to enter into an equipment lease transaction with the Corporation upon and subject to following terms and conditions:

1.   Lease

         The Lessor hereby offers to lease "Hewlett-Packard" equipment to the Corporation. The maximum aggregate value of equipment which the Corporation shall be entitled to lease from the Lessor pursuant to this Offer to Lease (the "Leased Equipment") shall be Cdn. $2,500,000.00 (such value of Leased Equipment to be determined by the Lessor in its sole discretion based on the Lessor's valuation of the Leased Equipment to be leased by the Corporation hereunder) (the "Facility"). The Leased Equipment shall be used by the Corporation solely for its day to day operating requirements. The Lessor will from time to time by mutual agreement with the Corporation lease such Leased Equipment on such terms and at such rent as may be agreed upon by the Lessor and the Corporation by the execution and delivery of one or more schedules to the Lessor's Master Lease (which Master Lease is discussed in further detail below). Each of such schedules shall constitute a part of the Master Lease for all purposes and the provisions of the Master Lease shall be deemed to be incorporated in full in such schedules.

2.   Master Lease

         After acceptance of this Offer to Lease by the Corporation, the Corporation shall, among other things, enter into the Lessor's standard fQrm Master Lease with appropriate schedules. Each time that the Corporation wishes to lease Leased Equipment from the Lessor, the Corporation shall execute and deliver a schedule to the Master Lease, such schedule to confu'm, among other things, the rental payment obligations of the Corporation with respect to such lease of Leased Equipment.

3.   Payment/Term

         All amounts owing by the Corporation to the Lessor from time to time under the Master Lease for rent (or otherwise) shall be paid by the Corporation in accordance with the terms of the Master Lease (including without limitation the schedules completed from time to time) together with all applicable taxes (including without limitation goods and services taxes). The term of the lease of all the Leased Equipment covered by any schedule under the Master Lease shall commence on the commencement date specified in such schedule and, subject to the

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provisions of the Master Lease, shall continue for the term specified in such schedule. Forthwith upon the physical delivery of any Leased Equipment covered by any schedule under the Master Lease, the Corporation shall execute and deliver to the Lessor a certificate of acceptance in respect of such Leased Equipment in the form provided by the Lessor.

4.   Security

         The rent (and any other amounts) owing by the Corporation from time to time under the Master Lease shall be secured by the following security or other documents which the Corporation shall deliver or cause to be delivered to the Lessor in form and substance and with priority satisfactory to the Lessor and its solicitors (collectively, the "Security"): (a) general security agreement by the Corporation creating a first priority charge over all present and future property, assets and undertaking of the Corporation registered in all jurisdictions where the Corporation has assets; (b) assignment by the Corporation to the Lessor of insurance proceeds (and certified insurance policies with the Lessor endorsed as first mortgagee and loss payee subject to a standard mortgage endorsement); and (c) such additional security or related documents as the Lessor shall require. Without limiting the generality of the foregoing, the Corporation shall, in the event that any of the Corporation's property and assets become located in the Province of Quebec after the date hereof, deliver to the Lessor a movable hypothec over all of the Corporation's property and assets, such hypothec to be governed by the laws of the Province of Quebec. In the event that the Corporation obtains operating financing from a chartered bank or other financial institution, the Lessor covenants and agrees to subordinate the security to be delivered to it pursuant to this Section 4 to the security which may be granted by the Corporation in favour of such operating lender (such security subordination (and not payment subordination) to be on such terms and conditions as may be satisfactory to the Lessor acting reasonably).

5.   Equity Partcipation

         It is understood and agreed that the Facility is to be drawn down in stages during the period from and including the date of this Offer to Lease up to and including June 30, 2001. As partial consideration for the Lessor agreeing to make the Facility available to the Corporation, prior to each drawdown by the Corporation under the Facility, the Corporation shall execute and deliver to the Lessor a share purchase warrant (the "Warrant") (in form and content satisfactory to the Lessor and in each case accompanied by such supporting documents, including without limitation opinions and resolutions, as the Lessor shall require) exercisable at any time after the issuance thereof and for a period of one year thereafter into such number of common shares of the Corporation or such other securities of the Corporation as-are or are to be publicly listed as is obtained by dividing the average closing share price of the ten trading days prior to the execution and delivery of this Offer to Lease,

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into that amount (the "Amount") (in Canadian dollars) which is one-tenth of that particular drawdown amount (or such other formula as may be required in order to comply with the applicable securities regulatory authorities), at an exercise price which is the average closing share price of the ten trading days prior to the execution and delivery of this Offer to Lease. (For example, if a particular drawdown is for the amount of $900,000, the Amount will be $90,000). Each such Warrant (and any other documents required by the Lessor to be delivered in connection therewith (collectively, the "Warrant Documents")) shall contain terms and conditions satisfactory to the Lessor and its counsel acting reasonably including without limitation anti-dilution provisions.

6.   Conditions Precedent

         The Lessor shall have no obligation to lease any Leased Equipment to the Corporation under the Master Lease unless:

         (a) the Corporation shall have delivered or cause to be delivered to the Lessor the following documents:

(i) a certificate of status issued by the appropriate Governmental Body in the province of incorporation or amalgamation of the Corporation;

(ii)     executed copy of this Offer to Lease;

(iii) an executed copy of each of the Security, the Warrant Documents, the Master Lease and any schedules to the Master Lease which the Lessor may require to be completed;

(iv) a certificate by an officer of the Corporation in respect of various corporate matters relating to the Corporation and including certified copies of the Corporation's constating documents and a certified resolution of the board of directors of the Corporation authorizing the entering into of the Leasing Documents by the Corporation;

(v) evidence that all necessary registrations and filings of or in connection with the Security and the Warrant Documents have been made in all jurisdictions where the Corporation has assets and the Lessor shall have received legal opinions from counsel in each of such jurisdictions confirming the completion of such registrations and filings and that such Security has been registered with a priority satisfactory to the Lessor;

(vi) such other certificates or documents relating to or from the Corporation as the Lessor may reasonably request; and

(vii) the opinion of the solicitors for the Corporation with respect to inter alia, the Corporation, its power and capacity to enter into, execute, deliver and perform its obligations under the Lease Documents and the due authorization, execution, delivery and enforceability of each of the Lease Documents (such opinion to address such other matters as the Lessor may require including the compliance of all of the Warrant Documents with applicable securities laws);

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         (b)      receipt by the Lessor of a report from Gardiner, Roberts,
                  counsel to the Lessor, relating to this Offer to Lease and the transaction contemplated hereby;

         (c) evidence that immediately before and after the lease of any Leased Equipment under the Master Lease, no Event of Default shall have occurred and be continuing and no event, with the giving of notice or the passing of time or both, which would constitute an Event of Default shall have occurred or be continuing;

         (d) evidence that the representations and warranties of the Corporation contained in this Offer to Lease and the other Lease Documents shall be true and correct on and as of such date;

         (e) no event shall have occurred or be continuing which, in the opinion of the Lessor, has caused a material adverse effect to the Corporation or to its ability to perform its obligations under this Offer to Lease or any of the other Lease Documents; and

         (f) receipt by the Lessor of all reasonable fees and expenses then due to the Lessor from the Corporation (including without limitation all legal fees and disbursements incurred by the Lessor in connection with the transaction contemplated hereby).

         The Lessor shall have no obligation to lease any Leased Equipment to the Corporation unless all conditions precedent have been satisfied and all documents required to be delivered to the Lessor are in form and substance satisfactory to the Lessor. The conditions precedent are included for the exclusive benefit of the Lessor and may be waived (only in writing) in whole or in part by the Lessor at any time. In the event that the Lessor agrees to lease any Leased Equipment to the Corporation notwithstanding that any one or more of the conditions precedent have not been satisfied, in whole or in part, such waiver shall not operate so as to waive the Lessor's right to require strict compliance thereafter with each condition precedent with respect to any subsequent lease of Leased Equipment.

7.   Costs

         All costs incurred by the Lessor in connection with the transaction contemplated by this Offer to Lease and the Lease Documents shall be for the account of and shall be paid by the Corporation. Without limitation, all legal fees and disbursements incurred by the Lessor in completing the Lease Documents shall be paid by the Corporation (the Corporation agrees to pay such fees and disbursements in the event that this lease transaction is not completed for any reason). Gardiner, Roberts' fees for this transaction are estimated to be $12,000 (excluding GST, any provincial taxes and disbursements), such fees for the preparation and negotiation of the Lease Documents. The foregoing statement of fees is based on the understanding that there will not be any protracted negotiations of the Lease Documents. The Corporation shall pay to Gardiner, Roberts 50% percent of the fees for the transaction plus GST on such amount concurrently with the Corporation's acceptance of this Offer to Lease. The

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Corporation shall pay Gardiner, Roberts' remaining fees and disbursements prior to or concurrently at the time of the first lease of Leased Equipment under the Master Lease. To the extent that any such protracted negotiations take place (including without limitation the necessity of preparing multiple draft versions of some or all of the Lease Documents), Gardiner, Roberts' fees may exceed the amount stated above.

8.   Right of First Refusal

         From and after the date hereof and for so long as the Master Lease and any schedules are in force or any amounts are owing by the Corporation under the Facility, the Corporation covenants and agrees to provide to the Lessor an exclusive option and right of first refusal for the acquisition and financing of all computer and technology related products and services. This first right of refusal is subject to the Lessor's products and services being of comparable price and performance to similar products available on the open market. Pricing on the Lessor's products will reflect the aggressive initial pricing provided to the Corporation and will be consistent with pricing provided to customers of similar size and strategic importance to the Lessor.

9.   Marketing Initiatives

         The Lessor and the Corporation will continue to investigate opportunities to collaborate on joint marketing, market awareness and communications activities for their respective intemet related services.

10.  Governing Law

         This Offer to Lease shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein and all disputes among the parties hereto shall be submitted to the courts of the Province of Ontario although the Lessor shall be entitled to commence proceedings in the courts of any other jurisdiction at its discretion for the purpose of enforcing the provisions hereof or any other documents contemplated hereby. The Corporation irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.

11.  Successors and Assigns/assignment

         This Offer to Lease shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Corporation shall not, without the Lessor's prior written consent (which may be arbitrarily withheld by the Lessor), assign any interest hereunder to any other person, firm, corporation or other entity whatsoever. The Lessor shall be entitled, in its sole and unfettered discretion without the consent of, but on notice to the Corporation, to assign any or all of its rights and obligations hereunder to any assignee or assignees and the Corporation shall, at the Lessor's request, execute or cause to be executed all documents required by the Lessor to facilitate any such assignment.

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12.  Entire Agreement

         This Offer to Lease constitutes the entire agreement by the Lessor with respect to the subject matter hereof and supersedes all prior negotiations, undertakings, representations and understandings (written or oral).

         If the terms of this Offer to Lease are acceptable to the Corporation, please execute this Offer to Lease and return same to the Lessor on or before March 31, 2000. If the Offer to Lease, accepted by the Corporation, is not received by the Lessor on or before 5:00 p.m. Toronto time on Maxch 31, 2000 or if the Lease Documents have not been completed and delivered to the Lessor by April 24, 2000 (or such later date as may be agreed to by the Lessor acting reasonably), this Offer to Lease shall be deemed to be of no further force or effect. This Offer to Lease may be executed by the Lessor and the Corporation by fax and each faxed copy of this Offer to Lease shall be deemed to be an original hereof.

Yours very truly,


HEWLETT-PACKARD (CANADA) LTD.



/s/ STAN PROKOP
-------------------------------------
Stan Prokop
Credit Manager, HP Technology Finance



Agreed to and accepted this 28~ day of March, 2000.

                                   SUMMEDIA.COM INC.


                                   Per:
                                         /s/ STEVE TATONE
                                         ------------------------
                                   Name: Steve Tatone
                                   Title: Vice President, Finance

                                   I have the authority to bind the Corporation.

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